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                                                                 Exhibit 10.23
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                           CONSULTING AGREEMENT
                                                                 EXHIBIT 10.23

     This Agreement is made as of the 16th day of June 1993 by and between National Medical Care, Inc., a Delaware corporation with offices located at 1601 Trapelo Road, Waltham, Massachusetts 02154 (the "Company"), The Humphrey Group, Inc., with offices located at 26 South Main Street, Concord, New Hampshire 03301 (the "Consultant"), and Gordon J. Humphrey ("Humphrey").

     WHEREAS, the Company desires to establish two model hemodialysis treatment centers (the "Model Clinics") in The Republic of the Russian Federation ("Russia"); and

     WHEREAS, Consultant desires to provide consulting services to assist the Company in establishing the Model Clinics under the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties to this Agreement agree as follows:

     1. ENGAGEMENT. The Company engages Consultant to provide the services described in Section 2 below (which shall be provided by Humphrey) for a period of three (3) months following the execution of this Agreement, and Consultant agrees to provide such services for the compensation set forth in Section 3 below.

     If the parties agree that the services provided by Consultant during the three months following the execution of this Agreement have been satisfactory and if the Company continues to be interested in proceeding with the establishment of the Model Clinics, the parties will discuss the extension of Consultant's engagement in order to provide continuing consulting services relating to the establishment of Model Clinics.

     If the parties agree to extend the engagement of Consultant beyond the initial three (3) month period, it is contemplated that the parties will enter into an agreement with a term of two (2) years pursuant to which for a period of five (5) years after the establishment of each hemodialysis treatment center established by the Company in Russia during the term of such agreement or within six (6) months after its termination, Consultant shall be entitled to compensation in an amount equal to seven (7%) percent of the net pre-tax earnings of such hemodialysis treatment center(s).

     If Consultant is engaged to provide consulting services to assist with the development of the Model Clinics for an additional period of two (2) years beyond the three month term of this Agreement, and if the parties agree that the services provided by Consultant continue to be satisfactory and support the Company's goals in Russia, the parties will discuss the extension of the consulting arrangements for an additional term of three (3) years.

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                                       -2-

     Consultant is being engaged as an independent contractor. Consultant is not a partner, employee, agent, or joint venturer with the Company or any of its affiliates. Nothing in this Agreement shall be construed to grant any party the authority to enter into a contract in the name of any other party or any of its affiliates, or to bind any other party or any of its affiliates in any manner.

     2. THE SERVICES. Consultant shall make available to the Company the services of Humphrey for purposes of investigating conditions in Russia relating to the provision of dialysis services and the establishment by the company or one of its affiliates of the Model Clinics in Moscow or such other location or locations as the Company determines.

     The services to be provided by Consultant will include the activities and the development of information regarding the matters listed below, and/or such other activities as the Company and Consultant agree:

     a. development of relationships with appropriate parties in Russia relating to the establishment and operation of the Model Clinics, and the discussion and negotiation of arrangements relating to the Model Clinics with appropriate parties;

     b. potential management structures for the entity which will establish and operate the Model Clinics; and

     c. payment mechanisms for the services and products provided at the Model Clinics.

     3. COMPENSATION. The Company shall pay to Consultant, as compensation for services rendered pursuant to this Agreement, Twenty Thousand ($20,000) Dollars per month for a period of three (3) months.

     The Company shall pay to Consultant the initial monthly payment of Twenty Thousand ($20,000) Dollars upon the execution of this Agreement. The payments of Twenty Thousand ($20,000) Dollars for services rendered during the second and third months shall be paid on the thirty-first (31st) and the sixty-first (61st) days after the execution of this Agreement.

     In addition to the compensation referred to in the preceding paragraph, the Company shall pay to Consultant reasonable business expenses incurred by Consultant and/or Humphrey in connection with the consulting services provided by Consultant pursuant to this Agreement and for which Consultant provides documentation to the company within thirty days after incurring such expenses.

     Consultant is responsible for the payment of all local, state and federal income, self-employment, payroll or other applicable taxes on the compensation paid to Consultant pursuant to this Agreement.

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                                       -3-

     4. RESTRICTIONS. Consultant and Humphrey shall use their best efforts in the performance of Consultant's duties hereunder; however, they shall be permitted to engage in any business and perform services for their own account provided that such business and services do not interfere with their duties hereunder, and are not in competition with, or for a person or company that is in competition with the Company or its affiliates.

     Consultant and Humphrey acknowledge that in the course of performing the Consultant's duties pursuant to this Agreement, they will become privy to various confidential information and trade secrets of the Company and/or its affiliates. Neither Consultant nor Humphrey shall use or disclose to any person, firm or corporation any confidential information or trade secret of the Company or any affiliate of the Company.

     Upon the termination of this Agreement, Consultant and Humphrey shall return to the Company and/or to its affiliates, as appropriate, all documents and all copies or reproductions of such documents which the Company or such affiliates have informed Consultant or Humphrey contain confidential information or trade secrets.

     For a period of two (2) years after the delivery of the final Report, neither Consultant nor Humphrey shall enter into any consulting agreement or provide consulting services to any entity that provides dialysis services or dialysis related medical products or proposes to provide dialysis services or dialysis related medical products in the United States or Russia.

     Consultant and Humphrey acknowledge that the restrictions contained in this Agreement are necessary for the protection of the Company and its affiliates, and that any breach thereof may cause the Company or its affiliates irreparable damage. The Company and its affiliates shall be entitled to injunctive relief to enjoin the breach or threatened breach of such restrictions. The foregoing shall not be treated as a waiver of any other remedies the Company or its affiliates may have in law or in equity.

     5. SEVERABILITY. If any provision of this Agreement or its application to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement or its application to other persons or circumstances shall not be affected. Each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     6. NOTICES. Any notice given pursuant to this Agreement shall be in writing and delivered by hand or mailed by certified or registered mail/return receipt requested to the parties at the following address:

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                                       -4-


     TO THE COMPANY:
     National Medical Care, Inc.
     1601 Trapelo Road
     Waltham, MA  02154
     Attn:  Christopher T. Ford

     TO CONSULTANT OR HUMPHREY:
     The Humphrey Group, Inc.
     26 South Main Street
     Concord, NH  03301 2100
     Attn:  Gordon J. Humphrey

     7. COMPLETE AGREEMENT. This Agreement contains the entire agreement of the parties as to its subject matter, and supersedes all previous and contemporaneous agreements and understandings, inducements or conditions, expressed or implied, oral or written, between the parties as to the subject matter of this Agreement
.
     8. WAIVERS. No waiver, modification or change of any of the provisions of this Agreement shall be valid unless in writing and signed by the parties against whom such claimed waiver, modification or change is to be enforced.

     9. ASSIGNMENT. Consultant shall not have the right without the Company's prior written consent, to assign its rights or obligations under this Agreement to any other party.

     10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the parties or their authorized representatives have signed this Agreement as of the date first written above.


                                NATIONAL MEDICAL CARE, INC.


                                By:/s/C.L.HAMPERS
                                   ---------------------------
                                   Its Chief Executive Officer


                                THE HUMPHREY GROUP, INC.


                                By:/s/ GORDON J. HUMPHREY
                                   ---------------------------
                                   Its President


                                   /s/ GORDON J. HUMPHREY
                                   ---------------------------
                                   Gordon J. Humphrey, individually